Exhibit (o)

                                 CITIZENS FUNDS
                             CITIZENS ADVISERS, INC.
                            CITIZENS SECURITIES, INC.

                                 CODE OF ETHICS
                              Revised February 2004

--------------------------------------------------------------------------------

This Code of Ethics is adopted by Citizens Funds, Citizens Advisers, Inc. (the "Adviser") and Citizens Securities, Inc. (the "Distributor") pursuant to the requirements of SEC Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act") and Rule 204A-1 as proposed and may be in effect under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). The Purpose of this Code is to establish standards and procedures deemed necessary to prevent illegal or unethical conduct by Access Persons of Citizens Funds (defined below) and Access Persons of the Adviser(defined below) and the Distributor (collectively, "Access Persons"). Specifically, this Code is intended to: (A) prevent Access Persons from engaging in any fraudulent, deceptive, or manipulative activities in connection with the purchase or sale of any Covered Security (defined below), including, without limitation, any shares of a Reportable Fund (defined below); (B) ensure compliance with federal securities law (defined below); and (C) safeguard material nonpublic information about Fund transactions.

     This Code of Ethics acknowledges the general principles that Access Persons of Citizens Funds, the Adviser and the Distributor: (A) owe a fiduciary obligation to the Fund (as defined below); (B) have the duty at all times to place the interests of the Fund and its shareholders first; (C) must conduct all personal securities transactions in such a manner as to avoid any actual or potential conflict of interest or abuse of an individual's position of trust and responsibility; and (D) should not take inappropriate advantage of their positions in relation to Citizens Funds, the Adviser or the Distributor, as applicable.

1.   DEFINITIONS

     Access Person of Citizens Funds means:

     A. any officer, trustee, director or general partner of the Fund or the Adviser

     B. any employee of the Fund or the Adviser (or of any company in a control relationship to the Fund or the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales;

     C. any natural person in a control relationship to the Fund or the Adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund; and

     D. any officer, trustee, director or general partner of the Distributor who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the fund, or whose functions or duties in the ordinary course of business relate to the making of any recommendations to the fund regarding the purchase or sale of Covered Securities.

     Access Person of the Adviser means:

     A.   Any of the Adviser's supervised persons:

          (i) Who has access to nonpublic information regarding any clients' purchase or sale of securities or information regarding the portfolio holdings of any Reportable Fund; or

          (ii) Who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

     B.   All of the Adviser's directors, officers and partners.

     Automatic Investment Plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

     Beneficial Ownership of a security shall be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934. This means that a person should generally consider himself or herself the beneficial owner of any securities in which he or she has a direct or indirect pecuniary interest. In addition, a person should consider himself or herself the beneficial owner of securities held by his or her spouse, his or her minor children or a relative who shares his or her home, or held by other persons who through any contract, arrangement, understanding or relationship provide him or her with sole or shared voting or investment power over such securities.

     A security is being "considered for purchase or sale" when a recommendation to purchase or sell the security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. A security is being "considered for purchase or sale" by Citizens Funds or any series thereof under this definition if the security is being considered for addition to or deletion from the Citizens Index or any fund within Citizens Funds but not if the security is already a holding within the Citizens Index and is not being considered for deletion from the Index or any of said funds.

     Compliance Personnel means the persons designated by the Fund, the Adviser and the Distributor to monitor the overall compliance with this Code, to receive and review reports, and to provide preclearance of any personal security transaction as required by this Code.

     Control shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

     Covered Security means any security as defined in Section 2(a)(36) of the 1940 Act and Section 2(a)(18)q of the Advisers Act other than (a) direct obligations of the Government of the United States, (b) bankers' acceptances,
(c) bank certificates of deposit, commercial paper or high quality short-term debt instruments, including repurchase agreements, and (d) shares issued by registered open-end investment companies other than Reportable Funds. Shares issued by Reportable Funds are Covered Securities.

     Federal Securities Law means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbannes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to an investment company registered under the 1940 Act and investment advisers, and any rules adopted thereunder by the Commission or the Department of Treasury.

     Fund means (a) Citizens Funds and each series of Citizens Funds, (b) when used herein with respect to the obligation of the Adviser and its Access Persons, Compliance Personnel and Investment Personnel and to determine which employees and natural persons in a control relationship with the Adviser are Access Persons and/or Investment Personnel of the Adviser, each investment company registered under the 1940 Act (including, without limitation Citizens Funds and each series of Citizens Funds) and other entity or person for which the Adviser provides investment advisory services, and (c) when used herein with respect to the obligations of the Distributor and its Access Persons and Compliance Personnel and to determine which officers, trustees, directors or general partners of the Distributor are Access Persons of the Distributor, each investment company registered under the 1940 Act (including, without limitation Citizens Funds and each series of Citizens Funds) and other entity or person for which the Distributor provides distribution services.

     Initial Public Offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

     Inside Information means any information obtained by an Access Person in connection with his or her work on behalf of the Fund, Adviser or the Distributor that such person knows, or in the exercise of reasonable care should know, is:

          (i)  not available to the investing public generally; and

          (ii) material to a decision to effect a transaction in a security.

     Investment Personnel means:

     A. Any employee of the Fund or Adviser (or of any company in a control relationship to the Fund or Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund or any research (including financial, social or environmental research) in connection with the same.

     B. Any natural person who controls the Fund or Adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

     Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504,Rule 505,or Rule 506 under the Securities Act of 1933.

     Purchase or Sale of a Covered Security means any purchase or sale of a Covered Security, including, among other things, the writing of an option to purchase or sell a Covered Security.

     Reportable Fund means any investment company (or in the case of an investment company with multiple series, each individual series thereof), other than any money market fund, in which the Adviser serves as investment adviser as defined in Section 2(a)(20) of the 1940 Act or any investment company, other than any money market fund, whose investment adviser or principal underwriter controls the Adviser or Distributor, is controlled by the Adviser or Distributor or is under common control with the Adviser or Distributor.

     Security Held or to be Acquired by the Fund means:

     A.   Any Covered Security which, within the most recent 15 days:

          (i)  Is or has been held by the Fund; or

          (ii) Is being or has been considered by the Fund, the Adviser or any Sub-Adviser for purchase or sale by the Fund; and

     B. Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in clauses (i) and (ii) above.

     Sub-Adviser means any person (other than the Adviser or a bona fide officer, director, trustee, member of an advisory board or employee of the Adviser) who pursuant to a contract with the Adviser or the Fund regularly furnishes advice to the Adviser or the Fund with respect to the desirability of investing in, purchasing or selling securities or other property, or is empowered to determine what securities or other property shall be purchased or sold by Adviser or the Fund.

     Sub-Adviser Access Person means (i) any director, officer or general partner of a Sub-Adviser; (ii) any employee of a Sub-Adviser (or of any company in a control relationship to a Sub-Adviser) who, in connection with his or her regular functions or duties makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (iii) any natural person in a control relationship to a Sub-Adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

2.   CODE PROVISIONS APPLICABLE TO ALL ACCESS PERSONS

     A.   General Prohibitions.

          No Access Person shall in connection with the purchase or sale, directly or indirectly, by such Access Person of shares of a Reportable Fund or a Security Held or to be Acquired by the Fund:

          (i)  Employ any device, scheme or artifice to defraud the Fund;

          (ii) Make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

          (iii) Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

          (iv) Engage in any manipulative practice with respect to the Fund.

          (v) The above-prohibited activities shall at all times include, but shall not be limited to, the following:

               a. Purchasing or selling securities on the basis of Inside Information;

               b. Knowingly purchasing or selling, directly or indirectly, securities in such a way as to compete personally in the market with the Fund, or acting personally in such a way as to compromise or potentially compromise the Fund's transactions; and

               c. Using knowledge of securities transactions by the Fund, including securities being considered for purchase or sale, to profit personally, directly or indirectly, by the market effect of such transactions.

          (vi) Make excessive use of an exchange privilege of a Reportable Fund, which is defined as more than five exchanges within a one-year period; or

          (vii) Make exchanges that appear to be a part of a pattern of "market timing."

     B. Prohibited Purchases and Sales. Without limiting the generality of the foregoing, no Access Person shall purchase or sell, directly or indirectly, any Covered Security, other than shares of a Reportable Fund, in which such Access Person would have or has a beneficial ownership and that he /she knows, or reasonably should know, is or has been considered for purchase or sale by the Fund, the Adviser or any Sub-Adviser within the most recent 15 days.

     C. Exempted Transactions. The prohibition of Section 2B of this Code shall not apply to the following situations:

          (i) Purchases or sales made in any account over which the Access Person has no direct or indirect influence or control;

          (ii) Purchases or sales which are part of an automatic investment plan;

          (iii) Purchases or other acquisitions or dispositions resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of securities of such issuer or the sale of such rights;

          (iv) Sales of securities held in a margin account to the extent necessary in order to meet margin requirements; and

          (v) Any other purchases or sales that are non-volitional on the part of the Access Person.

     D.   Other Prohibited Activity. No Access Person shall:

          (i) Accept any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Fund, the Adviser, or the Distributor; or

          (ii) Engage in any transaction whether or not specified in this Code of Ethics in which he/she has a financial interest adverse to the Fund or which has the appearance of creating a conflict of interest with the Fund.

          (iii) Release or disclose Inside Information to any non Access Person except that such person may release Inside Information:

               a. To a client or to authorized representatives of a client to the extent the client is entitled to such information;

               b. To the Fund's, Adviser's or Distributor's lawyers, accountants and consultants as appropriate in the conduct of the Fund's, Adviser's or the Distributor's business;

               c. To regulatory officials and other persons as required by law; and

               d. In accordance with policies established by the Adviser's or Distributor's Compliance Personnel.

     E. Preclearance. Access Persons of the Adviser must obtain approval from Compliance Personnel of the Fund or Adviser, as applicable, before directly or indirectly acquiring Beneficial Ownership in any securities in an Initial Public Offering or in a Limited Offering.

          (i)  Procedures for Preclearance.

               a. From Whom Obtained - Advance clearance of a personal securities transaction required to be approved under paragraph A above must be obtained from the appropriate Compliance Personnel.

               b. Time of Clearance - Transaction clearances must be obtained no more than three (3) days prior to the transaction. If the trade is not made within three (3) days of the date of clearance, a new clearance must be obtained.

               c. Form - Clearance must be obtained in writing by completing and signing a form provided for that purpose by the Fund or Adviser, as applicable, which form shall set forth the details of the proposed transaction including the title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each Covered Security, including any shares of a Reportable Fund, in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person, and obtaining the signature of any one of the applicable Compliance Personnel.

               d. Filing - A copy of all completed clearance forms, with all required signatures, shall be retained by the Compliance Personnel of the Fund and the Adviser.

          (ii) Factors Considered in Preclearance. The Compliance Personnel may refuse to grant clearance of a personal transaction in their sole discretion without being required to specify any reason for the refusal. Generally, the Compliance Personnel will consider the following factors in determining whether or not to clear a proposed transaction:

               a Whether the amount or nature of the transaction or person making it is likely to affect the price or market for the security;

               b. Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered for the Fund; and

               c. Whether the security proposed to be purchased or sold is one that would qualify for purchase or sale by the Fund.

3. CODE PROVISIONS APPLICABLE ONLY TO SUB-ADVISER ACCESS PERSONS

     A. Code of Ethics. This Code of Ethics does not apply to any Sub-Adviser Access Persons who are not otherwise Access Persons as defined herein. Each Sub-Adviser shall (i) submit to the Board of Trustees of the Fund a copy of its Code of Ethics adopted pursuant to Rule 17j-1 under the 1940 Act and a certification that it has adopted procedures reasonably necessary to prevent Sub-Adviser Access Persons from violating such Sub-Adviser's Code of Ethics, and (ii) promptly report to the Fund in writing any material amendments to and violations of its Code of Ethics. A violation of a Sub-Adviser's Code of Ethics by any of its Sub-Adviser Access Persons shall also constitute a violation of this Code of Ethics.

     B. Reports. Sub-Adviser Access Persons shall file the reports required by the appropriate Sub-Adviser's Code of Ethics. Such filings shall be deemed to be filings with the Fund under this Code of Ethics, and shall at all times be available to the Fund.

4. REPORTING REQUIREMENTS OF ACCESS PERSONS

     Unless excepted by paragraph D. of this Section, every Access Person of the Fund, the Adviser, and the Distributor must file the following reports with the Compliance Personnel of their employer:

     A. Initial Holdings Reports. No later than 10 days after the person becomes an Access Person he/she must file a report containing the following information:

          (i) The title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each Covered Security, including any shares of a Reportable Fund, in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

          (ii) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

          (iii) The date that the report is submitted by the Access Person.

     B. Quarterly Transaction Reports. No later than 10 days after the end of each calendar quarter, the following information:

          (i) With respect to any transaction during the quarter in a Covered Security, including any shares of a Reportable Fund, in which the Access Person had any direct or indirect Beneficial Ownership:

               a. The date of the transaction, the title and exchange ticker symbol or CUSIP number, type of security, the interest rate and maturity date (if applicable), the number of shares and the principal amount (if applicable) of each Covered Security, including any shares of a Reportable Fund, involved;

               b. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               c. The price of the Covered Security or shares of the Reportable Fund at which the transaction was effected;

               d. The name of the broker, dealer or bank with or through which the transaction was effected; and

               e.   The date that the report is submitted by the Access Person.

          (ii) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

               a. The name of the broker, dealer or bank with whom the Access Person established the account;

               b.   The date the account was established; and

               c.   The date that the report is submitted by the Access Person.

C. Annual Holdings Reports. Annually (no later than each January 31st), the following information (which information must be current as of a date no more than 30 days before the report is submitted):

     (i) The title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each Covered Security, including any shares of a Reportable Fund, in which the Access Person had any direct or indirect Beneficial Ownership;

     (ii) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

     (iii) The date that the report is submitted by the Access Person.

D.   Exceptions from Reporting Requirements.

     (i) A person need not make a report under this Section 5 of the Code with respect to transactions effected for, and Covered Securities, including any shares of a Reportable Fund held in, any account over which the person has no direct or indirect influence or control.

     (ii) A Trustee of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act, and who would be required to make a report solely by reason of being a Fund Trustee, need not make:

          a. An initial holdings report under paragraph A of this Section and an annual holdings report under paragraph C of this section; and

          b. A quarterly transaction report under paragraph B of this Section, unless the Trustee knew or, in the ordinary course of fulfilling his or her official duties as a Fund Trustee, should have known that during the 15-day period immediately before or after the Trustee's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its Adviser or a Sub-Adviser considered purchasing or selling the Covered Security.

         (iii) A Director of the Adviser or Distributor of the Fund who (a) is not an "interested person" of the Adviser or the Distributor, as applicable, within the meaning of Section 2(a)(19)(B) of the 1940 Act for any reason other than the fact that such person is a Director of the Adviser or the Distributor, as applicable, and knowingly has any direct or indirect beneficial interest in securities issued by the Adviser or Distributor, (b) has no involvement in the day-to-day operations of the Fund or the Adviser or the Distributor, as applicable, and does not maintain an office on the premises of the Adviser or the Distributor, as applicable,
               (c) is not involved in decisions regarding the purchase and sale of securities by the Fund, and (d) would be required to make a report solely by reason of being a Director of the Adviser or the Distributor, as applicable, need not make:

               a. An initial holdings report under paragraph A of this Section and an annual holdings report under paragraph C of this section; and

               b. A quarterly transaction report under paragraph B of this Section, unless the Director knew or, in the ordinary course of fulfilling his or her official duties as a Director, should have known that during the 15-day period immediately before or after the Director's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its Adviser or a Sub-Adviser considered purchasing or selling the Covered Security.

     E. Any report delivered pursuant to this Section 4 of the Code may contain a statement that the report shall not be construed as an admission by the person making such report that he/she has any direct or indirect Beneficial Ownership in the Covered Securities or Reportable Funds to which the report relates.

     F. Any report concerning a purchase or sale prohibited under Section 2 B hereof with respect to which the Access Person relies upon one of the exemptions provided in Section 2 C shall contain a brief statement of the exemption relied upon and the circumstances of the transaction.

     G.   Each Access Person must certify annually (no later than each January
          31st) that he/she has read and understands this Code of Ethics and has complied with its provisions. Such certificates and reports are to be given to the appropriate Compliance Personnel.

5.   REVIEW AND SANCTIONS

     A. Review of Personal Transactions not Subject to Pre-clearance. The Compliance Personnel of the Fund, the Adviser and the Distributor, as applicable, shall review or supervise the review of the personal securities transactions reported pursuant to Section 4 of this Code. As part of that review, each such reported securities transaction shall be compared against completed and contemplated portfolio transactions of the Fund to determine whether a violation of this Code may have occurred. As to transactions in shares of Reportable Funds, the Compliance Personnel shall review such transactions for compliance with the Citizens Funds trading policies and prohibitions. If the Compliance Personnel of Citizens Funds determine that a violation may have occurred, the Compliance Personnel shall submit the pertinent information regarding the transaction to the Trustees of the Fund. The Trustees shall evaluate whether a violation of this Code has occurred, taking into account all exempted transactions provided under Section 2 C of this Code. Before making any determination that a violation has occurred, the Trustees shall give the person involved an opportunity to supply additional information regarding the transaction in question and shall if requested, consult with counsel for the person whose transaction is in question.

          If Compliance Personnel of the Adviser or the Distributor determine that a violation may have occurred, the Compliance Personnel shall submit the pertinent information regarding the transaction to the Board of Directors of the Adviser or the Distributor, as applicable. The applicable Board of Directors shall evaluate whether a violation of this Code has occurred, taking into account all exempted transactions provided under Section 2C of this Code. Before making any determination that a violation has occurred, the applicable Board of Directors shall give the person involved an opportunity to supply additional information regarding the transaction in question and shall if requested, consult with counsel for the person whose transaction is in question.

     B. Sanctions. If the Trustees of Citizens Funds determine that a violation of this Code has occurred, the Trustees may take such action and impose such sanctions as they deem appropriate. Sanctions for violation of this Code by a Trustee of the Fund will be determined by a majority vote of the Fund's Trustees excluding the Trustee being sanctioned.

          If the Board of Directors of the Adviser or the Distributor determines that a violation of this code has occurred, such Board of Directors may take such action and impose such sanctions as it deems appropriate. Sanctions for violation of this Code by a Director of the Adviser or the Distributor will be determined by a majority vote of the Adviser's or the Distributor's Directors, as applicable, excluding the Director being sanctioned.

6.   REVIEW BY THE BOARD OF TRUSTEES

     Each of Citizens Funds, the Adviser, the Distributor and the Sub-Advisers shall furnish to the Board of Trustees of Citizens Funds (and with respect to the Adviser, the Distributor and each Sub-Adviser, the Board of Trustees of each other Fund which is an investment company registered under the 1940
     Act), at least annually, and the Board must consider a written report that:

     A. Describes any issues arising under the Code of Ethics or procedures of such entity since the last report to the Board of Trustees, including, but not limited to, information about material violations of its Code of Ethics or procedures and sanctions imposed in response to the violations; and

     B. Certifies that Citizens Funds, the Adviser, the Distributor or the Sub-Adviser, as applicable, has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics.

7.   MISCELLANEOUS PROVISIONS

     A. Records. Each of Citizens Funds, the Adviser and the Distributor shall maintain records at its respective principal place of business in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the 1940 Act, and shall make these records available for examination by representatives of the Securities and Exchange
          Commission:

          (i) A copy of this Code and any other code which is, or at any time within the past six years has been, in effect shall be preserved in an easily accessible place;

          (ii) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than six years following the end of the fiscal year in which the violation occurs;

          (iii) A copy of each report made pursuant to this Code shall be preserved for a period of not less than six years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

          (iv) A list of persons who are, or within the past six years have been, required to make reports pursuant to this Code or who are or were responsible for reviewing these reports shall be maintained in an easily accessible place;

          (v) A copy of each report required under Section 6 of this Code shall be preserved for a period of not less than six years from the end of the fiscal year in which it is made, the first two years in an early accessible place; and

          (vi) A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities under Section 2E of this Code shall be preserved for a period of not less than six years from the end of the fiscal year in which the approval is granted.

     B. Confidentiality. All reports of securities transactions and any other information filed with the Fund or furnished to any person pursuant to this Code shall be treated as confidential, except as otherwise required by law, but are subject to review as provided herein; by the Trustees of the Fund and by representatives of the Securities and Exchange Commission.

     C. Interpretation of Provisions. The Trustees of Citizens Funds and/or the Board of Directors of the Adviser and the Distributor may from time to time adopt such interpretations of this Code as they deem appropriate.

     D. Effect of Violation of this Code. In adopting this Code of Ethics, it is not intended that a violation of this Code is or should be considered to be a violation of Rule 17j-1 under the 1940 Act or of any other provision of Federal Securities law.

     E. Notification. Each of Citizens Funds, the Adviser and the Distributor shall identify its respective Access Persons who are required to make reports under this Code and shall inform those Access Persons of their reporting obligation.

8.   AGREEMENT TO CODE OF ETHICS

     Please sign and date the following page that states that you have read the Code of Ethics and agree to the terms stated.

                                 CITIZENS FUNDS
                             CITIZENS ADVISERS, INC.
                            CITIZENS SECURITIES, INC.
                                 CODE OF ETHICS
                                  February 2004

I hereby state that I have read the Code of Ethics, that I have had the opportunity to discuss its provisions with applicable compliance personnel, that I understand those provisions, and agree to comply with the same.


-------------------------------------             ------------------------------
               Date                                           Signature